EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1998 Incentive Stock Plan and the Employee Stock Purchase Plan of Cell Genesys, Inc. of our report dated January 21, 2000, with respect to the consolidated financial statements of Cell Genesys, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
July 28, 2000